Exhibit 99.1

MEDIA CONTACTS:
Sears, Roebuck and Co.
Christian Brathwaite
847-286-4681
cbrathw@sears.com
Bob Carr
847-286-8632
rcarr@sears.com

INVESTOR CONTACT:
Scott A. Bohaboy
847-286-7419

FOR IMMEDIATE RELEASE:
February 15, 2005

SEARS FILES AMENDED FORM 10-K AND FORM 10-Q’S AND FORM 8-K
REGARDING FINANCIAL STATEMENT MATTERS

Hoffman Estates, Ill. — Sears, Roebuck and Co. (NYSE: S) today is reporting through filings with the Securities and Exchange Commission (“SEC”) two clarifying statements regarding its financial statements.

Restatement of Fiscal 2003 Form 10-K and Fiscal 2004 Form 10-Q’s

     In connection with the SEC’s review of certain filings relating to the pending merger between Kmart Holding Corporation and Sears, Roebuck and Co. (“Sears”), the SEC reviewed Sears’ Annual Report on Form 10-K for the fiscal year ended January 3, 2004. As a result of this review and after consultation with the SEC, the company is filing an amended Form 10-K and amended Form 10-Q’s to correct an error in the consolidated statements of cash flows contained therein. This restatement is related to the classification of cash flows generated in connection with the company’s domestic credit card business, which was divested in November 2003. The change does not affect the results of operations, net income, financial condition, or net changes in cash and cash equivalents for any of the periods presented.
     The domestic credit card business and related receivable portfolios consisted primarily of the proprietary Sears Card and Sears Gold MasterCard. Historically, the

company presented the aggregate cash flows generated from both the Sears Card and Sears Gold MasterCard as cash flows from operating activities in the consolidated statements of cash flows. As a result of the discussions with the SEC, the company has changed the classification of cash flows from the Sears Gold MasterCard portfolio from operating activities to investing activities within the consolidated statements of cash flows, as the loans generated were predominantly related to activities external to Sears’ merchandise and services.

     As such, the company has amended its Form 10-K and Form 10-Q’s by restating its consolidated statements of cash flows for the fiscal years ended Jan. 3, 2004, Dec. 28, 2002 and Dec. 29, 2001 and for the thirteen, twenty-six and thirty-nine weeks ended March 29, 2003, June 28, 2003 and Sept. 27, 2003, respectively.

Lease Accounting

     In connection with the recent attention placed on accounting for leasing transactions, the company is reviewing its accounting practices relating to leasing transactions. Based on an internal review and consultation with its independent auditors, the company has identified an error in its accounting practices associated with construction allowances. Historically, these allowances were classified on the balance sheet as a reduction of property and equipment and were amortized as a reduction of depreciation expense over the estimated useful life of the related property and equipment. To correct this error, the company will now record construction allowances as deferred credits, which will be amortized as a reduction of rent expense over the lease term.
     To correct the cumulative error, the company will record an adjustment to its fourth quarter 2004 financial results. The company believes the impact on the fourth quarter 2004 results will be to reduce our previously reported fourth quarter earnings per share by between $0.05 and $0.10. The reduction in earnings per share results from amortizing construction allowances over a longer period of time than historically had been the practice. Prior years’ financial results will not be restated due to the immateriality of this adjustment to the results of operations, cash flows and financial position for the current year or any individual prior period. This change will also affect income statement classification by increasing depreciation expense and reducing cost of sales, buying and occupancy. This change will have no impact on the company’s historical or future cash flows or timing of payments under related leases.

Forward-Looking Statements

     This release contains projections regarding the impact of the correction of an error on fourth quarter 2004 results, which is a “forward-looking statement,” based on a preliminary examination of the underlying lease arrangements. While the company believes its projection is reasonable, it cautions that actual results may differ materially.

About Sears

     Sears is a leading broadline retailer providing merchandise and related services. With revenues in 2004 of $36.1 billion, Sears offers its wide range of home merchandise, apparel and automotive products and services through more than 2,300 Sears-branded and affiliated stores in the U.S. and Canada, which includes approximately 870 full-line and 1,100 specialty stores in the U.S. Sears also offers a variety of merchandise and services through sears.com, landsend.com, and specialty catalogs. Sears is the only retailer where consumers can find each of the Kenmore, Craftsman, DieHard and Lands’ End brands together — among the most trusted and preferred brands in the U.S. Sears is the largest provider of product repair services with more than 14 million service calls made annually. For more information, visit Sears’ website at www.sears.com.

About Kmart Holding Corporation

     Kmart Holding Corporation and its subsidiaries (together, “Kmart”) is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include Thalia Sodi, Jaclyn Smith, Joe Boxer, Martha Stewart Everyday and Route 66. For more information visit Kmart’s website at www.kmart.com.

About Sears Holdings Corporation

     Created in connection with the proposed merger of Kmart and Sears announced on Nov. 17, 2004, and subject to the receipt of shareholder and regulatory approvals and the satisfaction or waiver of other conditions, upon close of the merger, Sears Holdings

Corporation is expected to be the third largest retailer in the United States, with approximately $55 billion in annual revenues and approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears Holdings is expected to be the leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Key proprietary brands are expected to include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It is also expected to have Martha Stewart Everyday products, which are now offered exclusively in the U.S. by Kmart and in Canada by Sears Canada.

Registration Statement

     Sears Holdings Corporation has filed a Registration Statement on Form S-4 with the SEC (Registration No. 333-120954) containing a preliminary joint proxy statement-prospectus regarding the proposed transaction involving Kmart Holding Corporation and Sears, Roebuck and Co. Investors are urged to read the definitive joint proxy statement-prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about Sears Holdings Corporation, Kmart Holding Corporation and Sears, Roebuck and Co., without charge, at the SEC’s Internet site (http://www.sec.gov ). Copies of the definitive joint proxy statement- prospectus and the SEC filings that will be incorporated by reference in the definitive joint proxy statement-prospectus can also be obtained, without charge, by directing a request to Kmart Holding Corporation, 3100 West Big Beaver Road, Troy, Michigan, 48084, Attention: Office of the Secretary, or to Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois, 60179, Attention: Office of the Secretary. Information regarding Sears Holdings’ proposed directors and executive officers, Kmart’s and Sears, Roebuck’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary joint proxy statement-prospectus contained in the above-referenced Registration Statement on Form S-4.